C3 AI Announces Second Quarter Fiscal 2022 Results
Q2 Revenue of $58.3 million, increased 41% year over year

FY 22 Revenue Guidance raised to 35% - 37% growth, up from 17% growth in FY 21

REDWOOD CITY, Calif. - December 1, 2021 - C3.ai, Inc. (NYSE: AI), the Enterprise AI software company, today announced results for its fiscal second quarter ended October 31, 2021.
“We closed another strong quarter, including a revenue increase of 41% from a year ago that exceeds our guidance and sell-side analysts’ expectations,” said CEO Thomas M. Siebel. “We expanded our important relationship with Baker Hughes extending the contract term, significantly increasing its value, and securing that value as a guaranteed future C3 AI revenue stream. We further diversified our enterprise AI production footprint across many industries and continued to innovate with the delivery of C3 AI Data Vision, that fundamentally reinvents the enterprise software user experience.”

Second Quarter Financial Highlights
•Revenue: Total revenue for the quarter was $58.3 million, up from $41.3 million one year ago, an increase of 41% year over year, exceeding company guidance and sell-side analysts’ expectations.
•Subscription Revenue: Subscription revenue for the quarter was $47.4 million, up from $35.9 million one year ago, an increase of 32% year over year.
•Gross Profit: GAAP Gross profit for the quarter was $42.3 million, up from $31.3 million one year ago. Non-GAAP gross profit for the quarter was $45.3 million, up from $31.5 million one year ago, exceeding sell-side analysts’ consensus expectations by $1.6 million.
•Remaining Performance Obligations (“RPO”): GAAP RPO was $465.5 million, up from $267.4 million one year ago. Non-GAAP RPO was $529.3 million, up from $304.5 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(0.55), compared to $(0.39) one year ago. Non-GAAP net loss per share was $(0.23), compared to $(0.26) one year ago, well above sell-side analysts' consensus expectations.
Recent Business Highlights
•C3 AI significantly expanded and restructured its strategic relationship with Baker Hughes for the second time, increasing the value of the contract by $45 million to $495 million, extending its term from five to six years, and guaranteeing C3 AI a minimum of $357 million of GAAP revenue over the next 3.5 years. The newly expanded contract also introduced a new pricing model and selling structure designed to further accelerate sales of C3 AI software products into the Baker Hughes customer base.
•C3 AI increased its customer count to 104 customers, representing 63% year over year growth.
•C3 AI expanded its enterprise AI footprint in Manufacturing, Oil & Gas, Chemicals, Agriculture, Agricultural Implements, Building Equipment, Financial Services, Insurance, Life Sciences, and Energy, with new production deployments at Cargill, Johnson Controls, and Shell; new contracts signed with CNH Industrial, Liberty Mutual, and a top 5 Life Sciences company; and new additional business with Cargill, Enel, FIS, Mosaic, and PTT Global Chemical.
•C3 AI production applications showed expanded industry diversification, growing to 14 industries in Q2 FY 22 compared to 7 industries a year ago, including notable expansions in Agriculture, Financial Services, Life Sciences, Healthcare, and Manufacturing.
•C3 AI substantially increased its Public Sector business in defense and intelligence, with new production deployments at the U.S. Air Force, new business with the U.S. Space Force, and additional business with the Missile Defense Agency. The year over year growth is 33%. The company expects this growth rate to accelerate substantially in the second half of the year.
•C3 AI strengthened its leadership team with the addition of Lt. Gen. H.R. McMaster (U.S. Army, retired) to the C3 AI Advisory Board. A graduate of the U.S. Military Academy and veteran of the Gulf War, Operation Enduring Freedom, and Operation Iraqi Freedom, Lt. Gen. McMaster served as National Security Advisor from 2017 to 2018. He has held multiple roles in the United States Central Command, and is a Senior Fellow at the Hoover Institution and lecturer at the Stanford Graduate School of Business.

•C3 AI expanded its university relations program though the C3 AI Digital Transformation Institute, a public-private partnership with C3 AI, Microsoft, Lawrence Berkeley Labs, the National Center for Supercomputing Applications, UC Berkeley, University of Illinois-Urbana, MIT, Carnegie Mellon, Princeton, Stanford, and KTH in Sweden. The C3 AI DTI sponsors advanced primary research in AI for digital transformation, hold regular industry AI colloquia, and has awarded significant research funding to develop advanced AI techniques in precision medicine, COVID and pandemic mitigation, and energy and climate security.
•C3 AI announced the launch of C3 AI Data Vision. C3 AI believes that C3 AI Data Vision represents a fundamental paradigm shift in the enterprise application user experience model from today’s clunky forms and table-based model to a highly visual dynamic knowledge graph experience.
•C3 AI's partnership with Google Cloud is off to a strong start. The companies' teams have developed a comprehensive pipeline of over 100 qualified deals across multiple industry verticals and recently closed their first deal, in the form of a trial in the Financial Services sector. The teams have engaged and developed joint product roadmaps and sales enablement collateral. All C3 AI solutions are now available on the Google Cloud marketplace.
•C3 AI introduced two new applications to serve the needs of country tax assessors. The new C3 AI applications--C3 AI Residential Property Appraisal and C3 AI Commercial Property Appraisal--will be marketed nationally and have broad applicability for local and state governments, as well as financial services institutions engaged in mortgage lending and related services, representing a significant new growth opportunity for C3 AI. Along with C3 AI CRM and C3 Ex Machina, this initiative furthers our efforts to increase revenue diversity.
•Through its partnership with energy-services leader ENGIE, C3 AI advanced its position in energy and sustainability across multiple industries, with deployments at an iconic global coffee shop brand where C3 AI is helping manage energy consumption and GHG emissions at more than 12,000 sites, a multinational packaging leader, and a major hotel group.
•C3 AI continued to attract exceptional talent to the company and ended the quarter with 668 full-time employees, an increase of 39% year over year. The company received over 18,000 employment applications in Q2.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the third quarter of fiscal 2022 and full-year fiscal 2022:

(in millions)	Third Quarter Fiscal 2022 Guidance	Full Year Fiscal 2022 Guidance
Total revenue	$66.0 - $68.0	$248.0 - $251.0
Non-GAAP loss from operations	($26.0) - ($30.0)	($100.0) - ($108.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Second Quarter Fiscal 2022 Financial Results Conference Call
When:	Wednesday, December 1, 2021
Time:	2:00 p.m. PT / 5:00 p.m. ET
Live Call:	(833) 927-1758, Domestic
(929) 526-1599, International
Conference ID: 231349
Webcast:	https://event.on24.com/wcc/r/3517030/E997933270FA0332196F8207563DD9C8 (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Analyst expectations gathered by FactSet as of November 30, 2021; consensus represents arithmetic average of this guidance. Any opinions, estimates or forecasts regarding C3 AI’s performance made by any analysts are theirs alone and do not represent the opinions, forecasts or predictions of C3 AI. C3 AI does not endorse or concur with any such opinions, estimates or forecasts.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2021 and, when available, October 31, 2021, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the leading provider of enterprise AI software for accelerating digital transformation. C3 AI delivers a family of fully integrated products: C3 AI® Suite, an end-to-end platform for developing, deploying, and operating large-scale AI applications; C3 AI Applications, a portfolio of industry-specific SaaS AI applications; C3 AI CRM, a suite of industry-specific CRM applications designed for AI and machine learning; and C3 AI Ex Machina, a no-code AI solution to apply data science to everyday business problems. The core of the C3 AI offering is an open, model-driven AI architecture that dramatically simplifies data science and application development. Learn more at: www.c3.ai.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Revenue
Subscription(1)	$47,408	$35,854	$93,530	$71,549
Professional services(2)	10,855	5,487	17,139	10,275
Total revenue	58,263	41,341	110,669	81,824
Cost of revenue
Subscription(3)	11,392	7,084	20,605	15,671
Professional services	4,579	2,997	8,391	4,909
Total cost of revenue	15,971	10,081	28,996	20,580
Gross profit	42,292	31,260	81,673	61,244
Operating expenses
Sales and marketing(4)	46,166	22,088	82,988	36,446
Research and development	36,523	16,134	63,235	29,398
General and administrative	15,279	7,562	27,643	13,249
Total operating expenses	97,968	45,784	173,866	79,093
Loss from operations	(55,676)	(14,524)	(92,193)	(17,849)
Interest income	322	288	667	868
Other (expense) income, net	(1,372)	(578)	(2,271)	2,440
Net loss before provision for income taxes	(56,726)	(14,814)	(93,797)	(14,541)
Provision for income taxes	13	130	401	253
Net loss	$(56,739)	$(14,944)	$(94,198)	$(14,794)
Net loss per share attributable to Class A common shareholders, basic and diluted	$(0.55)	$(0.39)	$(0.91)	$(0.39)
Net loss per share attributable to Class A-1 common shareholders, basic and diluted	$—	$(0.39)	$—	$(0.39)
Net loss per share attributable to Class B common shareholders, basic and diluted	$(0.55)	$0.00	$(0.91)	$0.00
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders, basic and diluted	100,246	31,387	99,558	31,006
Weighted-average shares used in computing net loss per share attributable to Class A-1 common stockholders, basic and diluted	—	6,667	—	6,667
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders, basic and diluted	3,500	—	3,500	—

(1)     Including related party revenue of $10,012 and $6,810 for the three months ended October 31, 2021 and 2020, respectively, and $20,220 and $13,620 for the six months ended October 31, 2021 and 2020, respectively.
(2)     Including related party revenue of $5,924 and nil for the three months ended October 31, 2021 and 2020, respectively, and $7,998 and nil for the six months ended October 31, 2021 and 2020, respectively.
(3)     Including related party cost of revenue of $80 and nil for the three months ended October 31, 2021 and 2020, respectively, and $197 and nil for the six months ended October 31, 2021 and 2020, respectively.
(4)     Including related party sales and marketing expense of $131 and nil for the three months ended October 31, 2021 and 2020, respectively, and $192 and nil for the six months ended October 31, 2021 and 2020, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	October 31, 2021	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$167,436	$115,355
Short-term investments	802,986	978,020
Accounts receivable, net of allowance of $57 and $812 as of October 31, 2021 and April 30, 2021, respectively(1)	27,168	65,460
Prepaid expenses and other current assets(2)	18,536	14,302
Total current assets	1,016,126	1,173,137
Property and equipment, net	5,239	6,133
Goodwill	625	625
Long-term investments	101,719	—
Other assets, non-current(3)	41,161	16,582
Total assets	$1,164,870	$1,196,477
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$10,129	$12,075
Accrued compensation and employee benefits	16,478	21,829
Deferred revenue, current(5)	71,901	72,263
Accrued and other current liabilities(6)	33,675	18,318
Total current liabilities	132,183	124,485
Deferred revenue, non-current	980	2,964
Other long-term liabilities(7)	5,197	7,853
Total liabilities	138,360	135,302
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of October 31, 2021 and April 30, 2021; 101,370,907 and 98,667,121 shares issued and outstanding as of October 31, 2021 and April 30, 2021, respectively	102	99
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of October 31, 2021 and April 30, 2021; 3,499,992 and 3,499,992 shares issued and outstanding as of October 31, 2021 and April 30, 2021, respectively	3	3
Additional paid-in capital	1,470,176	1,410,325
Accumulated other comprehensive (loss) income	(240)	81
Accumulated deficit	(443,531)	(349,333)
Total stockholders’ equity	1,026,510	1,061,175
Total liabilities and stockholders’ equity	$1,164,870	$1,196,477
(1)     Including amounts from a related party of $9,384 and $15,180 as of October 31, 2021 and April 30, 2021, respectively.
(2)     Including amounts from a related party of $5,015 and $1,662 as of October 31, 2021 and April 30, 2021, respectively.
(3)     Including amounts from a related party of $18,572 and $6,602 as of October 31, 2021 and April 30, 2021, respectively.
(4)     Including amounts from a related party of $84 and $56 as of October 31, 2021 and April 30, 2021, respectively.
(5)     Including amounts from a related party of $17,516 and $7,697 as of October 31, 2021 and April 30, 2021, respectively.
(6)     Including amounts from a related party of $18,458 and $3,413 as of October 31, 2021 and April 30, 2021, respectively.
(7)     Including amounts from a related party of $2,448 and $4,895 as of October 31, 2021 and April 30, 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(94,198)	$(14,794)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	2,364	2,098
Non-cash operating lease cost	1,100	1,650
Stock-based compensation expense	46,452	7,681
Other	(538)	(75)
Changes in operating assets and liabilities
Accounts receivable(1)	39,047	(2,380)
Prepaid expenses, other current assets and other assets(2)	(15,074)	(48)
Accounts payable(3)	(1,682)	3,159
Accrued compensation and employee benefits	(5,351)	(716)
Operating lease liabilities	(1,214)	(1,745)
Other liabilities(4)	13,564	2,345
Deferred revenue(5)	(2,346)	21,661
Net cash (used in) provided by operating activities	(17,876)	18,836
Cash flows from investing activities:
Purchases of property and equipment	(1,429)	(919)
Capitalized software development costs	(500)	—
Purchases of investments	(388,870)	(128,330)
Maturities and sales of investments	461,648	164,098
Net cash provided by investing activities	70,849	34,849
Cash flows from financing activities:
Proceeds from repayment of shareholder loan	—	26,003
Payment of deferred offering costs	(105)	(2,325)
Proceeds from exercise of Class A common stock options	11,305	4,536
Net cash provided by financing activities	11,200	28,214
Net increase in cash, cash equivalents and restricted cash	64,173	81,899
Cash, cash equivalents and restricted cash at beginning of period	116,255	33,604
Cash, cash equivalents and restricted cash at end of period	$180,428	$115,503
Cash and cash equivalents	$167,436	$114,603
Restricted cash included in other assets	12,992	900
Total cash, cash equivalents and restricted cash	$180,428	$115,503
Supplemental disclosure of cash flow information—cash paid for income taxes	$625	$323
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$52	$146
Unpaid liabilities related to intangible purchases	$2,500	$—
Deferred offering costs included in accounts payable and accrued liabilities	$—	$2,994
Vesting of early exercised stock options	$1,908	$1,325
(1)Including changes in related party balances of $(5,796) and $(150) for the six months ended October 31, 2021 and 2020, respectively.
(2)Including changes in related party balances of $15,323 and nil for the six months ended October 31, 2021 and 2020, respectively.
(3)Including changes in related party balances of $28 and nil for the six months ended October 31, 2021 and 2020, respectively.
(4)Including changes in related party balances of $12,598 and nil for the six months ended October 31, 2021 and 2020, respectively.
(5)Including changes in related party balances of $9,819 and $14,780 for the six ended October 31, 2021 and 2020, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$42,292	$31,260	$81,673	$61,244
Stock-based compensation expense (1)	3,049	248	4,472	480
Employer payroll tax expense related to employee stock-based compensation (2)	—	—	65	—
Gross profit on a non-GAAP basis	$45,341	$31,508	$86,210	$61,724

Gross margin on a GAAP basis	73%	76%	74%	75%
Gross margin on a non-GAAP basis	78%	76%	78%	75%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(55,676)	$(14,524)	$(92,193)	$(17,849)
Stock-based compensation expense (1)	32,540	5,201	46,452	7,681
Employer payroll tax expense related to employee stock-based compensation (2)	583	—	1,438	—
Loss from operations on a non-GAAP basis	$(22,553)	$(9,323)	$(44,303)	$(10,168)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(56,739)	$(14,944)	$(94,198)	$(14,794)
Stock-based compensation expense (1)	32,540	5,201	46,452	7,681
Employer payroll tax expense related to employee stock-based compensation (2)	583	—	1,438	—
Net loss on a non-GAAP basis	$(23,616)	$(9,743)	$(46,308)	$(7,113)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.55)	$(0.39)	$(0.91)	$(0.39)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.23)	$(0.26)	$(0.45)	$(0.19)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	103,746	38,054	103,058	37,673

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Cost of subscription	$2,364	$159	$3,185	$343
Cost of professional services	685	89	1,287	137
Sales and marketing	13,555	2,190	19,690	3,045
Research and development	10,256	648	13,014	1,106
General and administrative	5,680	2,115	9,276	3,050
Total stock-based compensation expense	$32,540	$5,201	$46,452	$7,681

(2)    Employer payroll tax expense related to employee stock-based compensation were immaterial and as such were excluded in periods prior to January 31, 2021. Employer payroll tax expense to employee stock-based compensation for gross profits, gross margin and loss from operations includes employer payroll tax expense to employee stock-based compensation as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Cost of subscription	$—	$—	$—	$—
Cost of professional services	—	—	65	—
Sales and marketing	215	—	516	—
Research and development	217	—	399	—
General and administrative	151	—	458	—
Total employer payroll tax expense	$583	$—	$1,438	$—

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of October 31,
	2021	2020
RPO	$465,526	$267,352
Cancellable amount of contract value	63,766	37,119
Non-GAAP RPO	$529,292	$304,471